                                                                      EXHIBIT 6b

                                   SCHEDULE A
                         TO THE DISTRIBUTION AGREEMENT
                            FOR SCHWAB CAPITAL TRUST

Fund                                                          Effective Date
----                                                          --------------
Schwab International Index Fund                               July 21, 1993
Schwab Small-Cap Index Fund                                   October 14, 1993
Schwab Asset Director-High Growth Fund                        September 25, 1995
Schwab Asset Director-Balanced Growth Fund                    September 25, 1995
Schwab Asset Director-Conservative Growth Fund                September 25, 1995
Schwab S&P 500 Fund                                           February 28, 1996


                                         SCHWAB CAPITAL TRUST


                                         By:    /s/ William J. Klipp
                                                --------------------------------
                                         Name:  William J. Klipp
                                         Title: Senior Vice President and
                                                Chief Operating Officer


                                         CHARLES SCHWAB & CO., INC.


                                         By:    /s/ Colleen M. Hummer
                                                --------------------------------
                                         Name:  Colleen M. Hummer
                                         Title: Senior Vice President

Dated:    February 28, 1996